EXHIBIT 99.1   PRESS RELEASE OF THE REGISTRANT, DATED DECEMBER 19, 2000

        VAXGEN CEO AND CHAIRMAN STEPS DOWN; PRESIDENT ASSUMES CEO DUTIES

BRISBANE, Calif., Dec. 19 /PRNewswire/ -- VaxGen, Inc. (Nasdaq: VXGN - news) announced today that its chairman and chief executive officer, Robert C. Nowinski, Ph.D., has resigned from the Board of Directors and full-time employment effective Dec. 15, 2000. Dr. Nowinski will continue to serve as a consultant to the company and as Chairman Emeritus.

According to VaxGen's bylaws, company President Donald P. Francis, M.D., D.Sc., remains as president and assumes the duties of chief executive officer.

"Developing the first AIDS vaccine has been the most fulfilling opportunity of my career," Dr. Nowinski said. "However, my strength and passion lie in starting new biotech companies. Now that VaxGen's Phase III trials are well underway and the company is in good hands, I'm looking forward to pursuing new opportunities."

Dr. Nowinski said his decision to resign was accelerated by health reasons, which have made it difficult for him to continue commuting between his home in Seattle and VaxGen's headquarters near San Francisco.

Dr. Nowinski co-founded VaxGen in 1995 with Dr. Francis. His principal roles at VaxGen were corporate financing and investor relations. He successfully brought VaxGen through an initial public offering in 1999 and led three successful private placements. In his role as consultant, Dr. Nowinski, 55, will remain available to assist in the area of corporate finance.

"Bob played a critical role in building VaxGen and although he will no longer have daily involvement in the company, we will still be able to turn to him for advice and counsel," Dr. Francis said.

Dr. Nowinski founded three publicly held biotech companies before co-founding VaxGen. His first company, Genetic Systems Corp., was founded in 1981 and developed one of the first blood tests for HIV. He subsequently founded ICOS Corp. and PathoGenesis Corp.

VaxGen is the only company with preventive HIV/AIDS vaccines in Phase III clinical trials, the final stage before regulatory approval. The company is conducting two separate trials, one in North America and Europe and another in Thailand. An interim analysis of the Phase III trial in North America/Europe is scheduled for November 2001. If the analysis yields sufficient statistical evidence to show that AIDSVAX is effective, VaxGen will halt the trial and begin the process of applying for regulatory approval. If the analysis is inconclusive, VaxGen will proceed as planned and complete the trial at the end of 2002. VaxGen is located in Brisbane, Calif. For more information, please visit the company's web site at www.vaxgen.com.

NOTE: This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause VaxGen's actual results to be materially different from historical results, expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, uncertainties related to the progress, costs and results of the Company's Phase III clinical trials, the progress of other internal research and development projects, the establishment of collaborative arrangements with governmental agencies, the receipt of research grants and the timing of certain expenses. Reference should be made to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for a more detailed description of such factors discussed in the "Factors Affecting Future Results" and "Business" sections. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.